Exhibit 10.3

CERTIFICATE

I DO HEREBY CERTIFY that I am the Secretary of Lakeland Industries, Inc., a Delaware corporation (the "Corporation"), and the keeper of its records and corporate seal and that the following is a correct copy of resolutions duly adopted by the directors of said Corporation at a meeting of the Board of Directors duly held on the  day of September 17, 2008, at which meeting a quorum of the directors was present and voted in favor thereof and that said resolutions have not been amended or rescinded and are in full force and effect:

"WHEREAS, it is desirable that this Corporation enter into interest rate swaps, caps, collars, floors, foreign exchange transactions, transactions with respect to commodities or any similar transaction (including any option with respect to any of these transactions) from time to time to hedge or otherwise manage interest rate, commodity price or exchange rate exposure in relation to assets or liabilities of this Corporation or those of its affiliates.

NOW, THEREFORE, BE IT RESOLVED, that each of the Chief Executive Officer, the Chief Financial Officer, and the Secretary of this Corporation (each an "Authorized Officer"), acting singly, is hereby authorized to execute and deliver on behalf of this Corporation agreements evidencing this Corporation's obligations in relation to such transactions, any amendments or supplements thereto, and assignments or terminations thereof, all in such form and upon such terms as such Authorized Officer shall approve, such approval to be conclusively evidenced by the execution and delivery of said agreements by any Authorized Officer.

RESOLVED FURTHER, that all officers of this Corporation acting singly are hereby authorized to execute and deliver on behalf of this Corporation such other related agreements, certificates and documents and take such other and further action as may be necessary or desirable to carry out the transactions authorized by the foregoing resolution.

RESOLVED FURTHER, that all acts authorized by each of the foregoing resolutions taken heretofore by any officer authorized therein is hereby ratified as the authorized act of this Corporation."

I FURTHER CERTIFY that there is no provision in the Articles of Incorporation or By-laws of the Corporation limiting the power of the Board of Directors to pass the foregoing resolutions, and that the same are in conformity with the provisions of said Articles of Incorporation and By-laws.

I FURTHER CERTIFY that each of the persons named below presently holds the office in the Corporation set forth next to such person's name and that next to the specification of the office held by each such person is a genuine specimen of such person's signature.

NAME	OFFICER	SIGNATURE

Christopher J. Ryan	President, Chief Executive Officer	/s/ Christopher J. Ryan

Christopher J. Ryan	Secretary	/s/ Christopher J. Ryan

Gary Pokrassa	Chief Financial Officer	/s/ Gary Pokrassa

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation, this 22nd day of September, 2008

_/s/ Christopher J. Ryan
Christopher J. Ryan
Secretary of Lakeland Industries, Inc.

[CORPORATE SEAL]